BUTLER NATIONAL CORPORATION 19920 W. 161st Street Olathe, Kansas 66062 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS February 27, 2008
To the Shareholders of Butler National Corporation:

Notice is hereby given that the 2007 Annual Meeting of Shareholders of Butler National Corporation (the "Company") will be held at the Holiday Inn-Olathe, 101 West 151st Street, Olathe, Kansas, on Thursday, April 10, 2008, at 11:00 a.m., for the following purposes:

1. To review the Board of Directors plans for the selection of new directors to replace our deceased directors, Mr. Griffith (Class I) and Mr. Logan (Class II). Normally, the Class I director would be elected at this meeting.

2. To ratify the selection of Weaver & Martin, LLC as auditors for the fiscal year ending April 30, 2008.

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 26, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
By Order of the Board of Directors, /S/ Christopher J. Reedy CHRISTOPHER J. REEDY, Secretary
Olathe, Kansas February 27, 2008

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

BUTLER NATIONAL CORPORATION 19920 W. 161st Street Olathe, Kansas 66062 PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on April 10, 2008 at 11:00 a.m., or any adjournment or adjournments thereof. The cost of this solicitation will be borne by us, Butler National Corporation (the "Company"). In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, telegraph, or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted. The mailing of this proxy statement to our shareholders commenced on or about March 3, 2008. Our corporate offices are located at 19920 W. 161st Street, Olathe, Kansas 66062 and our telephone number is (913) 780-9595.

We have outstanding only one class of Common Stock, par value $0.01 per share ("Common Stock"), 54,133,896 of which 53,855,323 shares were issued, outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shareholders may not cumulate votes in the election of directors. Only shareholders of record at the close of business on February 26, 2008, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of 35% of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

VOTING

Our Bylaws require that 35% of the votes of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting be present in person or represented by Proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Provided a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of our Common Stock present in person or represented by Proxy at the Annual Meeting and entitled to vote on the subject matter is required for the election of directors and for the approval of the actions described herein. Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal for which authorization to vote was withheld. Accordingly, broker non-votes will not be considered as votes cast and thus will not affect the outcome of voting on a proposal.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.
The Butler National Corporation 2008 Annual Meeting of Shareholders is expected to be held on or about October 6, 2008, and proxy materials in connection with that meeting are expected to be mailed on or about September 2, 2008. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before May 3, 2008.

Shareholder Communications to the Board. Shareholders may contact an individual director, the Board as a group, or a specified Board committee or group, including non-employee directors as a group, by the following means:

Mail: Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062
Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, with respect to our Common Stock (the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of our voting securities as of July 7, 2006.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Clark D. Stewart 19920 West 161st Street Olathe, Kansas 66062	4,114,319(2)	7.6%
R. Warren Wagoner 19920 West 161st Street Olathe, Kansas 66062	4,141,126(3)	7.6%

(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power.

(2) Includes 886,429 shares, which may be acquired by Mr. Stewart pursuant to the exercise of stock options, which are exercisable.

(3) Includes 12,143 shares, which may be acquired by Mr. Wagoner pursuant to the exercise of stock options, which are exercisable.

The following table sets forth, with respect to our Common Stock (the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of Butler National Corporation, and (ii) total shares beneficially owned by directors and officers as a group, as of April 30, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	See Note	Percent of Class
Larry W. Franke	481,277	(5)	0.9%
David B. Hayden	1,357,225		2.5%
William E. Logan (deceased 1/4/08)	823,929	(3)	1.5%
Christopher J. Reedy	260,747		0.5%
Clark D. Stewart	4,114,319	(2)	7.6%
R. Warren Wagoner	4,141,126	(4)	7.6%
Angela D. Shinabargar	166,092		0.3%
All Directors and Executive Officers as a Group (10 persons)	11,344,715	(6)	20.9%

(1) Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct and beneficial ownership as shown in the table arises from sole voting power and sole investment power.
(2) Includes 886,429 shares, which may be acquired by Mr. Stewart pursuant to the exercise of stock options, which are exercisable.
(3) Includes 148,929 shares, which may be acquired by Mr. Logan pursuant to the exercise of stock options, which are exercisable.
(4) Includes 12,143 shares, which may be acquired by Mr. Wagoner pursuant to the exercise of stock options, which are exercisable.
(5) Includes 80,877 shares, which may be acquired by Mr. Franke pursuant to the exercise of stock options, which are exercisable.
(6) Includes 1,128,378 shares for all directors and executive officers as a group, which may be acquired pursuant to the exercise of stock options, which are exercisable.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
DIRECTORS: The names and ages of the directors, their principal occupations for at least the past five years are set forth below, based on information furnished by the directors.
Name of Nominee and Director and Age	Served Since	Principal Occupation for Last Five Years and Other Directorships
Clark D. Stewart 67 (n2)	1989	President of our Company from September 1, 1989 to present.

R. Warren Wagoner 55 (n2)	1986	Chairman of the Board of Directors of our Company since August 30, 1989.

David B. Hayden 61 (n1)(n2)	1996	Co-owner and President of Kings Avionics, Inc. since 1974.

William E. Logan 69 (n1)(n2)	1990	(Deceased January 4, 2008)
(n1) Audit Committee (n2) Compensation Committee

During the fiscal year ended April 30, 2007, the Board of Directors met five times. Each director attended 100% of the meetings of the Board of Directors. All Directors are expected to attend all meetings of the Board of Directors and the Annual Shareholders meeting. Members of the Board who are not otherwise our paid employees (all except Mr. Stewart and Mr. Wagoner) are paid $100 for each meeting attended. The Board of Directors has an Audit Committee, and a Compensation Committee, but no Nominating Committee. The Board of Directors believes that the responsibilities of a Nominating Committee can be handled as a function of the Board of Directors as a whole. During fiscal 2007, the Audit Committee consisted of David Hayden and William E. Logan. Its function is to assist the President in the review of our financial performance and operations. The Audit Committee met five times during the fiscal year ended April 30, 2007 and all members of the Audit Committee attended the meeting. The Audit Committee has a written charter that was filed with the Securities and Exchange Commission on December 26, 2001 as Exhibit C to our Form DEF 14A - Definitive Proxy.

During fiscal 2007, the Compensation Committee consisted of the Board of Directors. Its function is to assist the President in periodic reviews of the performance of management, which in turn leads to salary review and recommendations for salary adjustment. The Compensation Committee met two times during the fiscal year ended April 30, 2007 and all members attended the meeting.

EXECUTIVE OFFICERS: Our executive officers are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of shareholders and at special meetings held during the year. The executive officers are as follows:

Name	Age	Position
R. Warren Wagoner	55	Chairman of the Board of Directors
Clark D. Stewart	67	President and Chief Executive Officer
Christopher J. Reedy	41	Vice President & Secretary
Angela Shinabargar	43	Chief Financial Officer
Kathy L. Gorrell	47	Treasurer and Chief Information Officer
Larry W. Franke	63	President of Avcon Industries, Inc., a wholly-owned subsidiary of Butler National Corporation
Curtis Beadle	43	President of Butler National Services, Inc., a wholly-owned subsidiary of Butler National Corporation

R. Warren Wagoner was General Manager, Am-Tech Metal Fabrications, Inc. from 1982 to 1987. From 1987 to 1989, Mr. Wagoner was President of Stelco, Inc. Mr. Wagoner was Sales Manager for Yamazen Machine Tool, Inc. from March 1992 to March 1994. Mr. Wagoner was President of the Company from July 26, 1989, to September 1, 1989. He became our Chairman of the Board on August 30, 1989.

Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc. He became our President and CEO in September of 1989.

Christopher J. Reedy worked for Colantuono & Associates, LLC from 1997 to 2000 in the area of aviation, general business and employment counseling, and from 1995 to 1997 with the Polsinelli, White firm. He was involved in aviation product development and sales with Bendix/King, a division of Allied Signal, Inc. from 1988 through 1993. Mr. Reedy joined the Company in November 2000.

Angela Shinabargar was the controller of A&M products, a subsidiary of First Brands Corporation from 1995 to 1998. From 1998 to 2000 Ms. Shinabargar was a Senior Business Systems Analyst for Black & Veatch of Kansas City; the largest privately held engineering firm in the United States. Ms. Shinabargar was the CFO of Peerless Products, Inc. a manufacturer of customized windows from 2000 to 2001. Ms. Shinabargar joined us in October of 2001 as Chief Financial Officer.

Kathy L. Gorrell was Assistant Cashier at Weslayan Bank in Houston, Texas from 1983 to 1985 and then at Spring National Bank in Spring, Texas from 1985 to 1987. Ms. Gorrell was a building IT coordinator with the Kansas USD #233 before joining the Company in February 1997 as a special projects coordinator. Ms. Gorrell became Treasurer and Chief Information Officer of the Company in February 1998.

Larry W. Franke was Vice President and General Manager of Kansas City Aviation Center from 1984 to 1992. From 1993 to 1994 he was Vice President of Operations and Sales for Marketlink, an aircraft marketing company. Mr. Franke joined our Company in July 1994 as Director of Marketing and was promoted in August 1995 to Vice President of Operations and Sales. Mr. Franke became President of Avcon Industries, Inc. and Vice President of our Aircraft Modifications segment in 1999.

Curtis Beadle served as an engines, hydraulics specialist and crew chief in the United States Air Force from 1988 to 1993 before joining our Company in 1993 as a field mechanic. He was promoted to Director of Operations in 1998. Mr. Beadle was promoted in January 2005, to President of Butler National Services, Inc.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS:

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our listed officers. Our listed officers are the CEO, CFO, and three most highly compensated executive officers in a particular year. The "Executive Compensation" section presents compensation earned by the listed officers for fiscal years ending April 30, 2007, 2006 and 2005.

The Compensation Committee of the Board of Directors determines the compensation for Butler National's executive officers. Our executive officers have the broadest job responsibilities and policy-making authority in the company. The Committee reviews and determines all components of executive officers' compensation, including making individual compensation decisions and reviewing and revising the executive officer compensation plans, programs, and guidelines as appropriate. The Committee also consults with management regarding non-executive employee compensation programs.

Our Compensation Philosophy

The core element of our overall compensation philosophy is the alignment of pay and performance. Total compensation varies with individual performance and Butler National's performance in achieving financial and non-financial objectives. Our equity plans are designed to ensure that executive compensation is aligned with the long-term interests of our stockholders. The Committee and our management believe that compensation should help to recruit, retain, and motivate the employees that the company will depend on for current and future success. The Committee and our management also believe that the proportion of "at risk" compensation (variable cash compensation and equity) should rise as an employee's level of responsibility increases. This philosophy is reflected in the following key design priorities that govern compensation decisions:

    pay for performance
    employee recruitment, retention, and motivation
    cost management
    egalitarian treatment of employees
    alignment with stockholders' interests
    continued focus on corporate governance

Each element of compensation reflects one or more of these design priorities. In most cases, our employees, including executive officers, are employed at will, without employment agreements, severance payment arrangements (except as required by local law), or payment arrangements that would be triggered by a "change in control" of Butler National. Retirement plan programs are broad-based; Butler National does not provide special retirement plans or benefits solely for executive officers.

Total compensation for the majority of our employees including executive officers, includes two or more of the following components:

    base salary
    annual and semiannual incentive cash payments
    equity grants (no grants since fiscal 2003)
    Employee stock purchase plan
    retirement benefits
    health and welfare benefits

The Compensation Committee and management continue to believe that a similar method of compensating all employees with cash, equity and retirement benefits supports a culture of fairness, collaboration, and egalitarianism.

Determining Executive Compensation

The Committee reviews and determines the compensation for Butler's executive officers. The Committee's process for determining compensation includes a review of Butler's executive compensation and practices, and an analysis, for each Butler executive officer, of all elements of compensation. The Committee compares these compensation components separately and in total to compensation in the industry and each geographic location. In determining base salary the Committee reviews company and individual performance information.

Base Salary

The Committee establishes executive officers' base salaries at levels that it believes are reasonable for comparable positions. When the Committee determines the executive officers' base salaries during the first quarter of the year, the Committee takes into account each officer's role and level of responsibility at the company. In general, executive officers with the highest level and amount of responsibility have received the highest base salaries. In January 2007, the Committee increased base salaries for the listed officers based on the Committee's review of the officers' current performance and expected future contributions.

PAY COMPONENT	BRIEF DESCRIPTION
Base Salary	Described in detail in separate paragraph above titled Base Salary.
Annual and Semiannual Incentive Cash Payments	Paid as discretionary cash bonuses to individual employees for outstanding performance of a task.
Equity Grants	Regulatory provisions since 2003 are too complex to allow us to safely award equity grants.
Employee Stock Purchase Plan

Any employee may purchase the Company stock at the fair market value at the date of purchase without broker or issue fees. The stock is restricted and not considered a stock reward. We have the 1981 Employee Stock Purchase plan. No shares have been purchased under this plan since 1988.

Retirement Benefits

We pay the required federal and state retirement contributions, the required unemployment contributions and match the employee's contribution to their account in the Butler National Corporation 401(k) plan.

Health and Welfare Benefits	We pay a share of the health, dental, vision and life insurance costs for the employee.

SUMMARY: COMPENSATION OF EXECUTIVE OFFICERS

The following table provides certain summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our other most highly compensated executive officers whose salary and bonus exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended April 30, 2007, 2006, and 2005;

Name and Principal Position	YR	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards and Stock Appreciation Rights ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(1)	Total ($)(2)
Clark D. Stewart, President ,CEO, and Director	07 06 05	345,479 332,063 320,450	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	47,035 --- ---	392,514 --- ---

R. Warren Wagoner Director - Chairman of the Board	07 06 05	161,010 127,391 113,628	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	18,232 --- ---	179,242 --- ---

Christopher J. Reedy Vice President and Secretary	07 06 05	168,141 155,579 147,384	--- 2,500 2,500	--- --- ---	--- --- ---	--- --- ---	--- --- ---	25,444 --- ---	193,585 --- ---

Larry W. Franke President of Avcon Industries	07 06 05	203,258 190,584 172,699	--- 5,000 5,000	--- --- ---	--- --- ---	--- --- ---	--- --- ---	19,663 --- ---	222,921 --- ---

Angela D. Shinabargar Chief Financial Officer	07 06 05	112,334 99,584 92,773	--- 1,250 1,250	--- --- ---	--- --- ---	--- --- ---	--- --- ---	7,651 --- ---	119,985 --- ---
Name	Year	Airplane and Automobile Usage	Health Benefits	Memberships	Matching Contributions to 401(k) (3)
Clark D. Stewart	2007	7,200	4,910	14,925	20,000
R. Warren Wagoner	2007	---	5,908	---	12,324
Christopher J. Reedy	2007	---	3,299	7,145	15,000
Larry W. Franke	2007	---	4,910	---	14,753
Angela D. Shinabargar	2007	---	3,299	---	4,352

(1) All Other Compensation includes the amounts in the tables above.

(2) All benefits are provided for in the tables, summaries, and footnotes above. We did not participate in any of the following transactions and such items are therefore not reported in table format: Equity Award Table, Pension Benefit Table, Nonqualified Deferred Compensation Table, Director Compensation Table.

(3) Includes catch-up contribution made by the employee and matched by the Company.

OPTION GRANTS, EXERCISES AND HOLDINGS
No options were granted to any named executive officer in the last fiscal year.
The following table provides information with respect to the named executive officers concerning options exercised and unexercised options held as of the end of the Company's last fiscal year:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at FY-End (no.)	Value of Unexercised In-the-Money Options at FY-End ($)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Clark D. Stewart, Chief Executive Officer	-	-	886,429 / 0	0 / 0

R. Warren Wagoner, Director - Chairman of the Board	-	-	12,143 / 0	0 / 0

Christopher J. Reedy, Vice President and acting Secretary	-	-	0 / 0	0 / 0

Angela D. Shinabargar, Chief Financial Officer	-	-	0 / 0	0 / 0

Larry W. Franke, President of Avcon Industries, Inc.	-	-	80,877 / 0	0 / 0
COMPENSATION OF DIRECTORS

Each non-officer director is entitled to a director's fee of $100 for meetings of the Board of Directors which he attends. Officer-directors are not entitled to receive fees for attendance at meetings. No fees were paid in fiscal 2007 or fiscal 2006.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

On January 27, 2004 the Company extended the Employment Agreement with Clark D. Stewart as President and Chief Executive Officer of the Company with the terms as currently provided including annual increases of 5% through December 31, 2013. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the Employment Agreement. Mr. Stewart is also granted an automobile allowance of $600 per month which is reported by us as Salary Expense and to Mr. Stewart as Wages. Under the terms of the Employment Agreement with Mr. Stewart, the Company is obligated to pay company related expenses and salary. Included in accrued liabilities are $245,538 and $238,437 as of April 30, 2007, and 2006 respectively for amounts owed to our CEO for accrued compensation.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. David Hayden and Mr. William Logan (Mr. Logan passed away January 4, 2008). The Audit Committee has reviewed and discussed the audited financial statements with our management.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS No. 61, and received from the auditors disclosures regarding the auditors independence as required by Independence Standards Board Standard No. 1.

Based upon the Audit Committees review of the audited financials, the Audit Committee recommended to the Board of Directors that the audited financials be included in our Annual Report on Form 10-K.

We have assessed the independence of the members of the Audit Committee according to the definition of independence in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange (NYSE) listing standards. Mr. Logan and Mr. Hayden are independent within the NYSE listing standard definition. Officers are not independent under the NYSE definition.

The Audit Committee report is submitted by:

David B. Hayden William E. Logan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is comprised of Mr. Wagoner, Mr. Stewart, Mr. Hayden, and Mr. Logan (Mr. Logan passed away January 4, 2008). Mr. Wagoner is the Chairman, Mr. Stewart is the President and Chief Executive Officer of the Company.

During fiscal 2007, 2006, and 2005 the consulting firm of Griffith & Associates was paid for business consulting services rendered to the Company in the approximate amount of $0, $0, and $87,080 respectively. William A. Griffith, was a director for the Company, and was a principal at Griffith & Associates. Mr. Griffith passed away March 30, 2005.

In the normal course of business, we purchased modifications services and avionics of approximately $127,661, $163,800, and $610,000 from a company partially owned by David Hayden, a director for the Company during fiscal 2007, 2006, and 2005 respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On January 27, 2004 the Company extended the Employment Agreement with Clark D. Stewart as President and Chief Executive Officer of the Company with the terms as currently provided including annual increases of 5% through December 31, 2013. In the event Mr. Stewart is terminated from employment with the Company other than "for cause," Mr. Stewart shall receive as severance pay an amount equal to the unpaid salary for the remainder of the term of the Employment Agreement. Mr. Stewart is also granted an automobile allowance of $600 per month which is reported by us as Salary Expense and to Mr. Stewart as Wages. Under the terms of the Employment Agreement with Mr. Stewart, the Company is obligated to pay company related expenses and salary. Included in accrued liabilities are $245,538 and $238,437 as of April 30, 2007, and 2006 respectively for amounts owed to our CEO for accrued compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

On an annual basis, the Compensation Committee reviews the salaries and performance adjustments of the executive officers and oversees the administration of our compensation program.

In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies' policies toward executive compensation, the following report is submitted by the below listed committee members in their capacity as the Board's Compensation Committee. The report addresses our Company's compensation policy as it related to the executive officers for fiscal 2007.
General Compensation Policy. The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect our performance (as evidenced by revenue, operating ratio (operating expenses divided by operating revenue), operating income and earnings per share), while at the same time considering surrounding competitive pressures, retention of key executive officers and individual performance as evidenced by informal evaluations. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

2007 Compensation. To meet the goals of our compensation policy, the executive compensation package integrates (i) annual base salary, (ii) current year performance adjustments to such salary, and (iii) stock option grants under our 1989, 1993 and 1995 Plans. The overall compensation policy, as implemented, endeavors to enhance our profitability (and, thus, shareholder value) by tying the financial interests of the management with our financial interests.

Base Salary. The Compensation Committee, upon the recommendation of the CEO, initially determines the amount of executive officer base salary based on factors such as prior level of pay, quality of experience, responsibilities of position and salary levels of similarly positioned executives in other companies.

For all officers, raises are determined subjectively by recommendation of the CEO and are approved by the Compensation Committee. Such raises are based upon informal evaluation by the CEO and, to a lesser extent, other executive officers.

Performance Adjustments. Once base salary has been determined, the Compensation Committee divides the executive officers into two groups: Operating Officers and Administrative Officers. The Operating Officers consist of Mr. Stewart (CEO), Mr. Franke (Vice President-Aircraft Modifications), Mr. Wagoner (Vice President- Avionics), and Mr. Beadle, (President-BNSI). For Mr. Beadle we have in place a Performance Plan which couples the executive's cash compensation with specific improvements in our operating income. Each Performance Plan is specific to the Operating Officer's segment. Generally, the incentive bonus is five percent (5%) of the business segment net income before income taxes from the business segment currently under the control of the officer. Business segment net income is defined to include all ordinary and necessary business expenses associated with the operations and financing of the business segment but does not include an allocation of corporate overhead.

In 2007, Mr. Beadle received performance adjustments.

Administrative Officers do not participate in the Performance Plan and, thus, do not receive a performance incentive bonus.

Stock Option Awards. The Compensation Committee may also award stock options to executive officers under the 1989, 1993 and 1995 Plans. In general, the Committee believes that stock options are an effective incentive for executive to create value for shareholders since the value of an option bears a direct relationship to appreciation in our stocks price. Obviously, when shareholder value decreases, the stock options granted to executives either decrease in value or have no value.

In 2006, the Compensation Committee did not grant any options to executive officers or employees.

President and CEO Compensation. Clark D. Stewart, our President and CEO, has an employment agreement with our Company through December 31, 2013.

Summary. The Compensation Committee believes that our executive officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this senior management focus. The Compensation Committee believes that the compensation levels during 2007 adequately reflect our compensation goals and policies.

The Compensation Committee report is submitted by:

Randal W. Wagoner Clark D. Stewart David B. Hayden William E. Logan

STOCK PERFORMANCE GRAPH

Our largest business segment is Aircraft Modifications. To provide a representative comparison of our stock performance, the following chart compares the cumulative stockholder return on our Common Stock for the last five years with the cumulative return on the OTCBB Stock Market The following chart assumes $100 invested May 1, 2002, in the above group. The total return assumes the reinvestment of dividends.

COMPARE 5-YEAR TOTAL CUMULATIVE RETURN AMONG BUTLER NATIONAL CORPORATION NASDAQ INDEX, AND PEER GROUP INDEX
DOLLARS
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
2002
2003
2004
2005
2006
2007
BUTLER NATIONAL
PEER GROUP INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON MAY 1, 2002 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING APRIL 30, 2007

The peer group consists of companies with similar market capitalization. The Custom Selected Stock List is made up of the following small cap securities selected by Hemscott, Inc. as peer companies: Activeworlds Corp., Atlas South Sea Pearl, Clinical Data Inc., Forward Industries, Inc.s, Hirsch Internat CP CL A, Interpharm Holdings, Provena Foods, Inc. (through 2006).

AUDIT FEES

We retained Weaver & Martin, LLC to perform the review of our annual financial statements for the past fiscal year. The aggregate fees billed by Weaver & Martin, LLC for professional services rendered for the audit of our annual financial statements for the fiscal year ended April 30, 2007, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $112,316.

Fee Type	Fiscal 2007	Fiscal 2006
Audit fees [a] Audit related fees [b] Tax fees [c] All other fees [d] Total	$92,939 - 19,377 - --------- $112,316 =====	$62,838 - 13,081 - --------- $75,919 =====

(a) Includes fees billed for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

(b) Includes fees billed for professional services rendered in connection with assurance and other activities not explicitly related to the audit of Butler's financial statements, including the audits of Butler's employee benefit plans, contract compliance reviews and accounting research.

(c) Includes fees billed for domestic tax compliance and tax audits, corporate-wide tax planning and executive tax consulting and return preparation.

(d) Includes fees billed for financial systems design and implementation services.

The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and non-audit) to be provided to Butler by its independent auditor. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by Weaver and Martin LLC for fiscal 2008. Each year stockholders are asked to affirm the selection of the auditor by a vote requested in the proxy

Financial Information Systems Design and Implementation Fees

We did not receive any services from our auditors relating to financial information systems design and implementation during the fiscal year ended April 30, 2007.

All Other Fees

The aggregate fees billed by Weaver & Martin, LLC for professional fees rendered during the fiscal year ended April 30, 2007, other than as stated above under the captions Audit Fees, were $19,377. These fees were in connection with tax preparation work for the Company. The audit committee of the board of directors has considered and determined that the services covered for those fees are compatible with maintaining the principal accountant's independence.

ELECTION OF DIRECTOR (Item No. 1)

The number of directors constituting our Board of Directors has been fixed at five (5). The Board is comprised of the following three classes of directors that serve staggered three year terms. Class I consists of one director that would be due for election at this Annual Meeting. Class II consists of two directors to be elected at the 2008 Annual Meeting. Class III consists of two directors to be elected at the 2009 Annual Meeting.

The Board of Directors has not nominated a Class I director for election to the Board of Directors at the Annual Meeting. Nominees are being considered for the Class I position but have not been selected and qualified as of this date. It is not intended that proxies solicited will be voted for any nominee.

THE BOARD OF DIRECTORS IS NOT REQUESTING A VOTE ON ITEM 1.

INDEPENDENT PUBLIC ACCOUNTANTS (Item No. 2)

We have engaged Weaver & Martin, LLC to audit our financial statements for the years ended April 30, 2005, 2006, and 2007. Weaver & Martin, LLC was able to express an opinion on the financial statements for the years ended April 30, 2005, 2006 and 2007. Representatives of Weaver & Martin, LLC are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

We selected Weaver & Martin, LLC to be the independent public accountants for fiscal year 2008 which ends April 30, 2008, and recommend that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of our Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHAREHOLDER RATIFICATION OF WEAVER & MARTIN, L.L.C. AS OUR INDEPENDENT PUBLIC ACCOUNTANT.

If the appointment of Weaver & Martin, LLC is not ratified at the meeting, the Audit Committee may consider the selection of another accounting firm.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

Our Annual Report for fiscal year 2007 is enclosed. The 2007 Annual Report includes the Annual Report on Form 10-K containing our financial statements for the fiscal year ended April 30, 2007.

A copy of Form 10-K and the Annual Report as we have filed with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing to us at the address noted on the first page of this Statement.

By Order of the Board of Directors

/S/ Christopher J. Reedy
CHRISTOPHER J. REEDY,
Secretary